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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 18, 2006

                          REGIONS FINANCIAL CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                        0-6159                      63-0589368
----------------                -------------              -------------------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)

    417 North 20th Street, Birmingham, Alabama               35203
   --------------------------------------------           -----------
     (Address of principal executive offices)             (Zip code)

                                 (205) 944-1300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

Revisions to performance restricted stock awards.
-------------------------------------------------

On October 18, 2006, the compensation committee adopted revisions to Regions Financial Corporation's 2005 performance restricted stock awards, contingent upon completion of the merger of Regions and AmSouth Bancorporation. The committee considered the effect of the merger on the original performance goals and revised the performance goals to preserve the benefit of the awards in a manner equitable to the recipients.

The awards, which were granted to approximately 150 Regions executives and key employees, provide for the granting of restricted stock in 2007 and 2008 based on Regions' achievement of company-wide performance goals related to earnings per share for 2006 and earnings per share growth relative to peers in 2007. As the awards were originally structured, the restricted stock was to have been granted if Regions attained the performance goals. The restricted stock grant would have varied from 0% to 75% of the maximum award depending on the level of 2006 goal attainment, and for the second year from 0% to 100% of the balance depending on the level of 2007 goal attainment. When issued, the restricted stock will vest ratably at the end of each year in a three year period.

The compensation committee determined that Regions' merger with AmSouth will affect the measurement of the performance goals in the last fiscal quarter of 2006 and in 2007, compared to the committee's original intent. The committee also determined that for the first three quarters of 2006, the Company's earnings per share have substantially exceeded the maximum level of the 2006 performance goals on a pro rata basis. Based on these determinations, the committee eliminated the second year contingency and the 2007 performance goals, reaffirmed the 2006 performance goals, and increased the first year award maximum level to 100%, such that the award levels are threshold - 25%, target - 50%, and maximum - 100%. As a result, but contingent upon the completion of the Regions-AmSouth merger, the performance restricted stock will be issued in 2007 to those award recipients who remain employed through the date of issuance, based on the level of attainment of the 2006 performance goals.

The executive officers of Regions potentially affected by this revision include Jackson W. Moore, D. Bryan Jordan, Samuel E. Upchurch, Jr., Andrew W. Stein, John I. Fleischauer, Jr., Peter D. Miller, Steven J. Schenck, John V. White, G. Douglas Edwards, David C. Gordon, William E. Askew, Doyle R. Rippee, H. Lynn Harton, Robert A. Goethe , and Steve R. Vinson.



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                                      SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  REGIONS FINANCIAL CORPORATION
                                          (Registrant)

                                  By: /s/ Ronald C. Jackson

                                      Ronald C. Jackson
                                      Senior Vice President and Comptroller

Date: October 24, 2006